UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
 EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  December 16, 2014

STOCK YARDS BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	1-13661	61-1137529
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1040 East Main Street, Louisville, Kentucky, 40206
(Address of principal executive offices)

(502) 582-2571
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 16, 2014, the Board of Directors of Stock Yards Bancorp, Inc. approved a change to the Director and Executive Nonqualified Deferred Compensation Plans (the "NQ Plans") to give participants in those plans an opportunity to change the form in which their benefits will be paid after leaving the Company's service or employment, with respect to deferrals into the NQ Plans in years after an election is made.

Section 409A of the Internal Revenue Code limits a Director's or Executive's flexibility to change when and in what form benefits will be paid from a nonqualified deferred compensation plan after an election is made upon initial entry into such a plan.  The Company's NQ Plans previously allowed participants to elect upon initial entry into a plan whether they wanted NQ Plan benefits to be paid in a lump sum, or installments over a payment period of no more than 10 years, in either case, beginning shortly after service or employment ends.

As amended, the NQ Plans will now allow a participating Director or Executive to elect a different payment form than was previously in effect, but to apply only to amounts credited to the NQ Plans' for that participant in calendar years after a second distribution option is elected. So, for example, a participant might receive a lump sum of an accounts related to pre-2015 deferrals into the NQ Plans, but be paid the 2015 and later deferred amounts over a 10 year period after service or employment ends.

The foregoing description of the NQ Plan Amendments, are qualified in their entirety by the full text of the Amendments attached as Exhibits 10.1 and 10.2 to this Current Report on form 8-K.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

D.	Exhibits

	Exhibit No.	Description of Exhibits
	10.1	Form of Amendment No. 1 Stock Yards Bank & Trust Company Executive Nonqualified Deferred Compensation Plan
	10.2	Form of Amendment No. 2 to Stock Yards Bank & Trust Company Director Nonqualified Deferred Compensation Plan

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:	December 18, 2014	STOCK YARDS BANCORP, INC.

		By:	/s/ Nancy B. Davis
Nancy B. Davis, Executive Vice
President, Treasurer and Chief
Financial Officer